Exhibit 1.1

STORE Capital Corporation

Common Stock, $0.01 Par Value per Share

Underwriting Agreement

[pricing date]

Goldman, Sachs & Co.,

Credit Suisse Securities (USA) LLC,

Morgan Stanley & Co. LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282-2198

Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, New York 10010-3629

and

Morgan Stanley & Co. LLC,

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

STORE Capital Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” and, individually, an “Underwriter”), for whom you are acting as representatives (in such capacity, the “Representatives”), an aggregate of [# of primary shares] shares of Common Stock, $0.01 par value per share (“Stock”), of the Company, and STORE Holding Company, LLC, a Delaware limited liability company (the “Selling Stockholder”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [# of secondary firm shares] shares of Stock and, at the election of the Underwriters, up to [# of shoe shares] additional shares of Stock.  The aggregate of [# of firm shares] shares to be sold by the Company and the Selling Stockholder is herein called the “Firm Shares,” and the aggregate of up to [# of shoe shares] additional shares to be sold by the Selling Stockholder is herein called the “Optional Shares.”  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1.

(a)                                 The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)                                     A registration statement on Form S-11 (File No. 333-204290) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or any document incorporated by reference in the prospectus contained therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 29 of Form S-11 under the Act, as of the date of such prospectus; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)                                  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(iii)                               For the purposes of this Agreement, the “Applicable Time” is [    ] pm (Eastern time) on [the date of this Agreement].  The Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents, if any, listed in Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, and each Section 5(d) Writing (as defined below), if any, listed on Schedule III(c) hereto, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing, if any, in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(iv)                              The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the

Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no documents were filed by the Company with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(d) hereto;

(v)                                 From the time of the initial filing of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(vi)                              The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(vii)                           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock of the Company or any of its subsidiaries (other than grants of equity awards under the Company’s equity incentive plans described in the Registration Statement, the Pricing Prospectus and the Prospectus) or any material change in the long-term debt of the Company or any of its subsidiaries (other than debt incurred pursuant to the STORE Master Funding program in the ordinary course of business and in the manner described in, and contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(viii)                        The Company and its subsidiaries have good and marketable title in fee simple to all real property (such real property, the “Property”) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, deeds of trust, pledges, claims, restrictions encumbrances and defects except such as are described in the Pricing Prospectus or such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”);

(ix)                              The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or organization, except where the failure to be duly incorporated or formed, validly existing and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(x)                                 The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholder, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(xi)                              The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

(xii)                           The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents (as defined below) of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; as used herein, “Organizational Documents” means the following, each as amended from time to time: (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.

(xiii)                        Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xiv)                       The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain U.S. Federal Income Tax Considerations,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xv)                          Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvi)                       The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii)                    At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xviii)                 Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xix)                       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting; the Company has remediated (or implemented reasonable procedures to remediate in a manner that will not involve a cost that would, individually or in the aggregate, have a Material Adverse Effect) each significant deficiency, if any, identified by the Company or its independent registered public accountants in the Company’s internal control over financial reporting;

(xx)                          Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxi)                       The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxii)                    None of the Company, any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, (i) has used or will use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made or will make any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) has violated or will violate, or is or will be in violation of, any provision of the Foreign Corrupt Practices Act of 1977; (iv) has violated or will violate, or is or will be in violation of, any provision of the Bribery Act 2010 of the United Kingdom; or (v) has made or will make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries and affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(xxiii)                 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxiv)                None of the Company, any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is (or, during the preceding five years, was), or is (or, during the preceding five years, was) controlled by a person or entity that is (or, during the preceding five years, was), (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxv)                   The financial statements of the Company, together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved; all pro forma financial statements or data, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus comply with the requirements of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included or incorporated by reference as required;

(xxvi)                The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of, nor is there any reasonable basis for, any claim of infringement, misappropriation, violation of or conflict with any such rights of others;  the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries;

(xxvii)             Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate have a Material Adverse Effect;

(xxviii)          The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Disclosure Package and the Prospectus (collectively, “Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxix)                Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company or any of its subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary; no person other than the Selling Stockholder has the right, pursuant to any contract, agreement or arrangement, to have the offer and sale of any such securities to be registered under the Act pursuant to the Registration Statement;

(xxx)                   Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the Company’s knowledge, after due inquiry, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(xxxi)                Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company or one of its wholly owned subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”); other than the Leases, neither the Company nor any of its subsidiaries has entered into any agreements that, individually or in the aggregate, would materially affect the value of the Properties as a whole or would, individually or in the aggregate, materially interfere with the use made and proposed to be made of the Properties as a whole by the Company; except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any other party to any Lease, is in breach or default of any such Lease; (ii) to the Company’s knowledge, no event has occurred or has been threatened in writing, that, with or without the passage of time or the giving of notice, or both, would, individually or in the aggregate, constitute an event of default under any Lease or would permit the termination, modification or acceleration under such Lease; and (iii) each of the Leases is valid and binding and in full force and effect, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity);

(xxxii)             Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any Property; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither the Company nor any of its subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, individually or in the aggregate, have a Material Adverse Effect;

(xxxiii)          Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of its subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of its subsidiaries;

(xxxiv)         The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries that, individually or in the aggregate, has had a Material Adverse Effect; neither the Company nor any of its subsidiaries have notice or knowledge of any unpaid tax deficiency that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

(xxxv)            The Company and its subsidiaries are entitled to the benefits of insurance with insurers of nationally recognized reputability, in such amounts and covering such risks as are customary in the business in which they are engaged, and all such insurance is in full force and effect; the Company has no reason to believe that it or any of its subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied; without limiting the generality of the foregoing, except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and its subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with insurers of nationally recognized reputability, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee to each such Property;

(xxxvi)         Commencing with its taxable year ended December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects;  the Company intends to continue to qualify as a REIT under the Code and, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time;

(xxxvii)      Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (except that the Company makes no representation in this clause (xxxvii) as to any activities of the Underwriters or their respective affiliates);

(xxxviii)   Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no subsidiary of the Company is currently prohibited from paying any dividends or distributions directly or indirectly to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets directly or indirectly to the Company or any other subsidiary of the Company; and

(xxxix)         All statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(b)                                 The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)                                     The Selling Stockholder has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware;

(ii)                                  All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement and the Power of Attorney hereinafter referred to, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and except for such consents, approvals, authorizations and orders as would not, individually or in the aggregate, (x) materially impair the consummation of the Selling Stockholder’s obligations hereunder or under the Power of Attorney or (y) materially interfere with the consummation of the transactions contemplated hereby or by the Power of Attorney; and the Selling Stockholder has full right, power and authority to enter into this Agreement and the Power-of-Attorney and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

(iii)                               The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with this Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its subsidiaries or any property or assets of the Selling Stockholder, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, (x) materially impair the consummation of the Selling Stockholder’s obligations hereunder or under the Power of Attorney or (y) materially interfere with the consummation of the transactions contemplated hereby or by the Power of Attorney;

(iv)                              The Selling Stockholder has, and, immediately prior to each Time of Delivery (as defined in Section 4(a) hereof), the Selling Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(v)                                 On or prior to the date of the Pricing Prospectus, the Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(vi)                              The Selling Stockholder has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vii)                           To the extent, and only to the extent, that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder pursuant to Item 6 of Form S-11 expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus, in the light of the circumstances under which they are made) not misleading;

(viii)                        In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(ix)                              The Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing Christopher H. Volk and Michael T. Bennett, and each of them, as the Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of the Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by the Selling Stockholder hereunder and otherwise to act on behalf of the Selling Stockholder in connection with the transactions contemplated by this Agreement; and

(x)                                 The appointment by the Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney are, to the extent of the interests of the Underwriters in the Shares to be sold by the Selling Stockholder to the Underwriters pursuant hereto, irrevocable; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution or liquidation of the Selling Stockholder or by the occurrence of any other event; if the Selling Stockholder should be dissolved or liquidated, or if any other such event should occur, before the delivery of the Shares to be sold by the Selling Stockholder hereunder, certificates (or book-entries) representing the Shares to be sold by the Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this

Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such dissolution, liquidation or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution, liquidation or other event.

2.                                      Subject to the terms and conditions herein set forth, (a) the Company and the Selling Stockholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price per share of $[    ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2 (subject to the proviso of the first sentence of the immediately following paragraph), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to [# of shoe shares] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                      Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.

(a)                                 The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder, shall be delivered by or on behalf of the Company and the Selling Stockholder to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Stockholder to the Representatives at least forty-eight hours in advance.  The Company and the Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [scheduled closing date] or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Latham & Watkins LLP at 330 North Wabash Avenue, Suite 2800, Chicago, IL 60611 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                      The Company agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                 To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  (1) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

(f)                                   To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)                                  During a period of twelve (12) months from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h)                                 To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)                                     To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j)                                    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k)                                 Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l)                                     To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof.

6.

(a)                                 The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) and Schedule III(b) hereto;

(b)                                 The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)                                  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(d)                                 Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

(e)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

7.                                      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the

Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares (which fees and disbursements of counsel shall not exceed $35,000 in the aggregate); (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of the Attorneys-in-Fact; (ix) the reasonable fees, disbursements and expenses of counsel for the Selling Stockholder and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  The Selling Stockholder covenants and agrees with the several Underwriters that the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder.  In connection with the preceding sentence, the Representatives agree to pay New York State stock transfer tax in connection with the sale of Shares by the Selling Stockholder to the Underwriters pursuant hereto, and the Selling Stockholder agrees to reimburse Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.  Nothing herein will affect any other agreement, as between the Company and the Selling Stockholder, to allocate the responsibility, as between them, for expenses relating to the offer and sale of the Shares.

8.                                      The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the

Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters covered in paragraph (xiii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Kutak Rock LLP, counsel for the Company, shall have furnished to you one or more written opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii)                                  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform in all material respects to the description of the Stock in the Prospectus; and the Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus;

(iii)                               The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of any jurisdiction other than the State of Arizona, where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iv)                              Each subsidiary of the Company has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or organization, as applicable; all of the issued shares of capital stock or other equity interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as would not, individually or in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(v)                                 Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

(vi)                              To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(vii)                           This Agreement has been duly authorized, executed and delivered by the Company;

(viii)                        The issue (with respect to the Shares to be sold by the Company pursuant hereto) and the sale of the Shares being delivered at such Time of Delivery and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement or otherwise identified by the Company to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Organizational Documents of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(ix)                              No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue (with respect to the Shares to be sold by the Company pursuant hereto) and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(x)                                 The statements set forth in the Prospectus under the caption “Description of Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain U.S. Federal Income Tax Considerations” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xi)                              The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act;

(xii)                           The documents incorporated by reference in the Prospectus (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; and such counsel have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(xiii)                        The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Time of Delivery (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion of Kutak Rock LLP in subsection (x) of this Section 8(c), they have no reason to believe, (a) that, any part of the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion); or (c) that, as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, and other financial or statistical information derived from such financial statements and related schedules, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xiv)                       They do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement (or to any document incorporated by reference therein) or required to be described in the Registration Statement or the Prospectus (or any document incorporated by reference therein) which are not filed or described as required;

(xv)                          Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration or other similar rights, pursuant to any agreement filed as an exhibit to the Registration Statement, to have the offer and sale of any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the Act; and

(xvi)                       Commencing with its taxable year ended December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current and proposed method of operation as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(d)                                 Venable LLP, special counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, and has the corporate power to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Prospectus Summary—S|T|O|R|E” and to enter into and perform its obligations under this Agreement;

(ii)                                  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and, so far as is known to such counsel, delivered by the Company;

(iii)                               The issuance and sale of the Shares to be sold by the Company pursuant hereto have been duly authorized and, when issued and delivered in accordance herewith and the resolutions of the Board of Directors of the Company against payment of the purchase price therefor, the Shares will be validly issued, fully paid and non-assessable;

(iv)                              The issuance of the outstanding capital stock of the Company has been duly authorized, and the outstanding capital stock of the Company is validly issued, fully paid and non-assessable;

(v)                                 The issuance of the outstanding capital stock of the Company was not, and the issuance of the Shares will not be, subject to any preemptive or other similar rights arising under the Maryland General Corporation Law or the Company’s Organizational Documents;

(vi)                              As of the date of such opinion, the Company has an authorized capitalization of 375,000,000 shares of Common Stock and 125,000,000 shares of preferred stock, $0.01 par value per share, of the Company; the Shares conform in all material respects to the descriptions thereof contained under the caption “Description of Stock” in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(vii)                           The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Stock” and “Certain Provisions of Maryland Law and of our Charter and Bylaws,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 under the captions “Item 1A. Risk Factors—Risks Related to Ownership of Our Common Stock—Limitations on share ownership and limitations on the ability of our stockholders to effect a change in control of us restrict the transferability of our stock and may prevent takeovers that are beneficial to our stockholders” and “Risks Related to Our Organization and Structure—Our board’s power to increase the number of authorized shares of our stock without stockholder approval may negatively impact our existing stockholders” and in Item 34 of Part II of the Registration Statement, insofar as such statements purport to summarize the Company’s Organizational Documents or Maryland law, have been reviewed by such counsel and are accurate in all material respects;

(viii)                        The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the issuance (in the case of the Shares to be sold by the Company pursuant hereto) and the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds,” and the compliance by the Company with the terms of this Agreement, do not and will not result in any violation of (a) the provisions of the Company’s Organizational Documents or (b) any Maryland law, regulation or rule to which the Company or any of its subsidiaries may be subject; and

(ix)                              No consent, approval, authorization or other order of, or registration or filing with, any Maryland court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, except such as may be required by the securities laws of the State of Maryland (as to which such counsel need express no opinion).

(e)                                  Debevoise & Plimpton LLP, counsel for the Selling Stockholder, shall have furnished to you one or more written opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     The Selling Stockholder has the limited liability company power and authority to execute and deliver and perform its obligations under this Agreement and the Power of Attorney.  Based solely on a certificate from the Secretary of State of the State of Delaware, the Selling Stockholder is in good standing under the laws of the State of Delaware;

(ii)                                  Each of this Agreement and the Power of Attorney (A) has been duly authorized by the Selling Stockholder and (B) has been duly executed and delivered by or on behalf of the Selling Stockholder to the extent that execution and delivery thereof are governed by the laws of the State of New York;

(iii)                               The execution and delivery by the Selling Stockholder of this Agreement and the Power of Attorney did not, and the sale by the Selling Stockholder of the Shares to be sold by it in accordance with the terms hereof will not violate (A) its governing documents or (B) to the knowledge of such counsel, any Applicable Law (as defined in such opinion(s)), except in the case of clause (B) for such violations that would not to such counsel’s knowledge have a Material Adverse Effect;

(iv)                              No Governmental Approval (as defined in such opinion(s)) is required to be obtained or made on or prior to the date of such Time of Delivery for the execution and delivery by the Selling Stockholder of this Agreement or the Power of Attorney or the sale by the Selling Stockholder of the Shares to be sold by it on at such Time of Delivery in accordance with the terms of this Agreement; and

(v)                                 Assuming that each Underwriter acquires its interest in the Shares it has purchased from the Selling Stockholder without notice (within the meaning of Section 8-105 of the Uniform Commercial Code) of an adverse claim (as defined in Section 8-102 of the Uniform Commercial Code), to the extent that such Underwriter has purchased such Shares delivered on the date of such Time of Delivery to DTC by making payment therefor as provided in this Agreement and has had such Shares credited to the securities account or accounts that it maintained with DTC in accordance with Section 8-501 of the Uniform Commercial Code, such Underwriter will have acquired a security entitlement (as defined in Section 8-102(a)(17) of the Uniform Commercial Code) to such Shares purchased by it, and no action based on an adverse claim (as defined in Section 8-102 of the Uniform Commercial Code) may be asserted against such Underwriter with respect to such security entitlement.

In rendering the opinion in paragraph (v), such counsel may rely upon a certificate of the Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by the Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate.

(f)                                   On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(g)                                  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                                 On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i)                                     On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)                                    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(k)                                 The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of its executive officers and directors and the Selling Stockholder substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(l)                                     The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m)                             The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

9.

(a)                                 The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or any “road show” (as defined in Rule 433(h) under the Act), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred;

provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b)                                 The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided, further, that the liability of the Selling Stockholder to provide indemnity pursuant this subsection (b) will not exceed the product of (x) the number of Shares actually sold hereunder by the Selling Stockholder and (y) the excess of the public offering price of such Shares over the underwriting discounts and commissions for such Shares, in each case as set forth in the table on the cover page of the Prospectus.

(c)                                  Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company and the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.  The statements set forth in the second sentence of the sixth paragraph, in the ninth paragraph and in the tenth paragraph under the caption “Underwriting” in the Pricing Prospectus, only insofar as such statements relate to the amount of selling concession, to stabilization activities that may be undertaken by the Underwriters, to the imposition of penalty bids or to sales to discretionary accounts, constitute the only information furnished by or on behalf of any Underwriter, as such information is referred to in Sections 1(a)(ii), 1(a)(iii), 1(a)(iv), 1(a)(vi) and 6(e) and this Section 9.

(d)                                 Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                                   The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

10.

(a)                                 If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter, you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company or the Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company or the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Selling Stockholder, or any officer or director or controlling person of the Company or the Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.                               If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company or the Selling Stockholder as provided herein, the Company and the Selling Stockholder, jointly and severally, will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                               In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with the Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Stockholder made or given by any or all of the Attorneys-in-Fact for the Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 200 West

Street, New York, New York  10282-2198, Attention: Registration Department, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York  10010-3629, Attention: LCD-IBD, Facsimile: (212) 325-4296 and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York  10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York  10010-3629, Attention: LCD-IBD, Facsimile: (212) 325-4296 and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York  10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and, if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to STORE Holding Company, LLC c/o the Company to the address of the Company set forth in the Registration Statement, Attention: General Counsel; and, if to any person subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(k), shall be delivered or sent by mail, telex or facsimile transmission to the address of such person set forth in the signature page to the lock-up letter executed by such person.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

The Company hereby acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the officers and directors of each Underwriter and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                               Each of the Company and the Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and the Selling Stockholder agree that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                               THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  Each of the Company and the Selling Stockholder agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and each of the Company and the Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

19.                               Each of the Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.                               Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

STORE CAPITAL CORPORATION

By:
Name:
Title:

STORE HOLDING COMPANY, LLC

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of the Selling Stockholder.

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of
Optional
Shares to be
Purchased if
	Total Number of	Maximum
	Firm Shares	Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.	[ ]	[ ]
Credit Suisse Securities (USA) LLC	[ ]	[ ]
Morgan Stanley & Co. LLC	[ ]	[ ]
BMO Capital Markets Corp.	[ ]	[ ]
Citigroup Global Markets Inc.	[ ]	[ ]
KeyBanc Capital Markets Inc.	[ ]	[ ]
Wells Fargo Securities, LLC	[ ]	[ ]
Robert W. Baird & Co. Incorporated	[ ]	[ ]
Cowen and Company, LLC	[ ]	[ ]
Ladenburg Thalman & Co. Inc.	[ ]	[ ]
Raymond James & Associates, Inc.	[ ]	[ ]
Stifel, Nicolaus & Company, Incorporated	[ ]	[ ]
SunTrust Robinson Humphrey, Inc.	[ ]	[ ]

Total	[# of firm shares]	[# of shoe shares]

SC-I-1

SCHEDULE II

Number of
Optional
Shares to be
Sold if
	Total Number of	Maximum
	Firm Shares	Option
	to be Sold	Exercised
The Company	[# of primary shares]	0
The Selling Stockholder	[# of secondary firm shares]	[# of shoe shares]

Total	[# of firm shares]	[# of shoe shares]

SC-II-1

SCHEDULE III

(a)                                                         Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[None.]

(b)                                                         Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

(1)         The initial public offering price per share for the Shares is $[    ].

(2)         The number of Firm Shares is [# of firm shares] (of which [# of primary firm shares] and [# of secondary firm shares] are to be sold by the Company and the Selling Stockholder, respectively); and the number of Optional Shares is [# of shoe shares], which is subject to purchase from the Selling Stockholder).

(c)                                                          Section 5(d) Writings:

None.

(d)                                                         Documents filed with the Commission:

[None.]

SC-III-1

ANNEX I(a)

FORM OF COMFORT LETTER DELIVERED

PRIOR TO EXECUTION OF THIS AGREEMENT

Pursuant to Section 8(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)  They are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder;

(iii)                They have made a review in accordance with standards established by the Public Company Accounting Oversight Board (USA) of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s quarterly report on Form 10-Q incorporated by reference into the Prospectus, and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether such unaudited condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that cause them to believe that such unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv)                The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the three most recent completed fiscal years and for the period from May 17, 2011 (inception) to December 31, 2011 included in Item 6 of the Company’s Annual Report on Form 10-K and incorporated by reference into the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such periods;

(v)                 They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this

A-I(a)-1

information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi)                On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)              (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Report on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus, or included in the Company’s Quarterly Report on Form 10-Q incorporated by reference in the Prospectus, for them to be for them to be in conformity with generally accepted accounting principles;

(B)              any other unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C)              the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the

A-I(a)-2

Prospectus or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D)              any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)               as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F)               for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii)               In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in

A-I(a)-3

the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

A-I(a)-4

ANNEX I(b)

FORM OF COMFORT LETTER

TO BE DELIVERED AT EACH TIME OF DELIVERY

We refer to our letter of [pricing date], relating to the Registration Statement (no. 333-204290) of STORE Capital Corporation (the “Company”). We reaffirm as of the date hereof (and as though made on the date hereof) all statements made in that letter except that, for purposes of this letter—

1.              The Registration Statement to which this letter relates is deemed to include the final prospectus of the Company, dated [pricing date] and filed with the U.S. Securities and Exchange Commission on [      ].

2.              The reading of minutes described in paragraph 4 of that letter has been carried out through [cut-off date (to be no more than 3 business days before Time of Delivery)].

3.              The procedures and inquiries covered in paragraph 4 of that letter were carried out through [cut-off date] (our work did not extend to the period from [    ] to [    ], inclusive).

4.              The references to [cut-off date] in paragraph 6 of that letter are changed to [cut-off date].

5.              We have extended the additional procedures described in paragraph 7 of that letter to the items identified by you in the attached copies of pages from the Company’s final prospectus filed pursuant to Rule 424 on [    ].

6.              This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

A-I(b)-1